Exhibit 99.1

Green Plains Appoints Patrich Simpkins as Chief Financial Officer

John Neppl leaving Green Plains to become the CFO at Bunge Limited

OMAHA, Neb., May 8, 2019 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that Patrich Simpkins, Chief Development Officer, will take over as Chief Financial Officer of Green Plains and Green Plains Partners LP (NASDAQ:GPP) effective May 13, 2019. Mr. Simpkins promotion to Chief Financial Officer comes as current CFO John Neppl, has been appointed Executive Vice President and Chief Financial Officer of Bunge Limited. Mr. Neppl will transition his responsibilities to Mr. Simpkins over the coming weeks.

“John has been instrumental in driving the success of our portfolio optimization plan to date which was launched a year ago,” said Todd Becker, president and chief executive officer. “We appreciate John’s many contributions to Green Plains during his tenure and we wish him great success in his new position.”

“Working at Green Plains has been a great experience for me and I am grateful for the opportunity to have been a part of the company. There is a strong, dedicated management team in place to complete the portfolio optimization plan and position the company for the future,” said Neppl.

Patrich Simpkins has served as Chief Development Officer since October 2014, previously serving as Chief Risk Officer from October 2014 through August 2016 and as Executive Vice President of Finance and Treasurer from May 2012 to October 2014.  Prior to joining Green Plains, Mr. Simpkins held a number of senior management positions with SensorLogic, Inc., TXU Corporation, Duke Energy Corporation, and Louis Dreyfus Energy. Mr. Simpkins has a Bachelor of Business Administration degree from the University of Kentucky.

“Patrich has been a key member of the Green Plains management team, driving our strategic objectives for the last five years,” stated Becker. “Patrich demonstrates significant leadership qualities and his experience and knowledge of the company will serve us well in his new role as our CFO.”

Paul Kolomaya, Executive Vice President – Commodity Finance has been promoted to Chief Accounting Officer of Green Plains and Green Plains Partners LP. Previously, Mr. Kolomaya had served as Executive Vice President – Commodity Finance since February 2012. Prior to joining Green Plains in August 2008 as Vice President – Commodity Finance, Mr. Kolomaya was employed by ConAgra Foods, Inc. and brings 22 years of commodity finance and accounting experience to the company. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

“Paul has been a valuable member of the Green Plains management team since 2008,” added Becker. “His commodity finance and accounting knowledge are invaluable to our company and we look forward to his continued growth and success.”

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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